EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              VALUE AMERICA, INC.


                      ARTICLE I: MEETINGS OF SHAREHOLDERS

         1.1 PLACE OF MEETINGS. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

         1.2 ANNUAL MEETINGS. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the second Monday in March, at 10:00 a.m., or on such other day as the Board of Directors shall determine if such other day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

         1.3 SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by a majority of the Board of Directors, and by no other person. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting, except as otherwise determined by the Board of Directors or the chairman of the meeting.

         1.4 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes of which the meeting is called, shall be mailed not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the stock transfer books of the Corporation. Such further notice shall be given as may be required by law, but such meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

         1.5. ADJOURNMENTS. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.4.

         1.6 QUORUM. Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

         1.7 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          1.8     VOTING.

         (a) Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power on the matter in question.

         (b) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by
Section 1.10 of these Bylaws or so determined by the holders of capital stock having a majority of the votes which could be cast by the holders of all outstanding capital stock entitled to vote which are present in person or by proxy at such meeting. Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, directors shall be elected by a plurality of the votes cast in the election of directors. Each other question shall, unless otherwise provided by law, the Articles of Incorporation or these Bylaws, as such may be amended or restated from time to time, be decided by the vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.

         (c) Stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

         (d) Stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

         (e) A stockholder whose voting stock of the Corporation is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

         (f) If voting stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to a court in the Commonwealth of Virginia as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by such court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

         1.9  PROXIES.

         (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

         (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

         (c) Any inspector or inspectors appointed pursuant to Section 1.10 of these Bylaws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

         1.10     VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

         (a) If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association or
(iii) held of record by more than 2,000 stockholders, the Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

         (b) The Inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

         (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless a court of appropriate jurisdiction within the Commonwealth of Virginia upon application by any stockholder shall determine otherwise.

         (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and
(c) of Section 1.9 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.10, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

         1.11 FIXING DATE OF DETERMINATION OF STOCKHOLDERS OF RECORD. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         1.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         1.13     STOCKHOLDER PROPOSALS.

         (a) At any annual meeting of the Corporation's stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with these Bylaws. Business may be properly brought before an annual meeting by a stockholder only if written notice of the stockholder's intent to propose such business has been delivered, either by personal delivery, United States mail, first class postage prepaid, or other similar means, to the Secretary of the Corporation not later than 90 calendar days in advance of the anniversary date of the release of the Corporation's proxy statement to stockholders in connection with the preceding year's annual meeting of stockholders (the "Anniversary Date"), except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the annual meeting date stated in the previous year's proxy statement, a stockholder proposal shall be received by the Corporation a reasonable time before the solicitation is made.

         (b) Each notice of new business must set forth: (i) the name and address of the stockholder who intends to raise the new business; (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business; (iv) such stockholder's total beneficial ownership of the Corporation's voting stock; and (v) such stockholder's interest in such business. The chairman of the meeting may refuse to acknowledge a motion to consider any business that he determines was not made in compliance with the foregoing procedures.

         (c) An adjourned meeting, if notice of the adjourned meeting is not required to be given to stockholders, shall be regarded as a continuation of the original meeting, and any notice of new business must have met the foregoing requirements as of the date of the original meeting. In the event of an adjourned meeting where notice of the adjourned meeting is required to be given to stockholders, any notice of new business made by a stockholder with respect to the adjourned meeting must meet the foregoing requirements based upon the date on which notice of the date of the adjourned meeting was given.

                             ARTICLE II: DIRECTORS

         2.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Articles of Incorporation, as such may be amended from time to time, or required by law.

         2.2 NUMBER AND TERMS. Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, the number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors at a number not less than six and no more than nine.

         2.3      DIRECTOR NOMINATIONS.

         (a) Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (i) by, or at the direction of, a majority of the Board of Directors or
(ii) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 2.3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible for election as directors at an annual meeting.

         (b) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.3. Such nominations may be properly made by a stockholder only if written notice is delivered, either by personal delivery, United States mail, first class postage prepaid, or other similar means, to the Secretary of the Corporation not later than 90 calendar days in advance of the Anniversary Date, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the annual meeting date stated in the previous year's proxy statement, a stockholder nomination shall be received by the Corporation a reasonable time before the solicitation is made.

         (c) A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (A) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (B) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         (d) If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 2.3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 2.3 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2.3, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 2.3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.3 in any material respect, then such nomination shall not be considered at the annual meeting in question, If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 2.3, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         (e) In the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         (f) No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

         2.4 QUALIFICATION. No Director need be a stockholder of the Corporation.

         2.5 VACANCIES. Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of the holders of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         2.6 REMOVAL. Except as otherwise required by the Corporation's Articles of Incorporation, as may be amended from time to time, Directors may be removed from office at any time, with or without cause by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director.

         2.7 RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

         2.8 REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without notice other than this Bylaw, on the same date and at the same place as the annual meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

         2.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of (i) any Director, (ii) the Chairman of the Board, if one is elected, or (iii) the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

         2.10     NOTICE OF MEETINGS.

         (a) Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy, telegram, or other written form of electronic communication, sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

         (b) When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

         (c) A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles of Incorporation of the Corporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         2.11 QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 2.10. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

         2.12 ACTION AT MEETINGS. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles of Incorporation of the Corporation or by these Bylaws.

         2.13 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         2.14 MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

         2.15 COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.


                            ARTICLE III: COMMITTEES

         3.1 COMMITTEES. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, including an Executive Committee, a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Articles of Incorporation of the Corporation or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

         3.2 EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may elect an executive Committee which shall consist of not less than three Directors, including the Chairman, if one is elected, and the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (a) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (b) fill vacancies on the Board or any of its committees; (c) amend the Articles of Incorporation pursuant to
Section 13.1-706 of the Virginia Code; (d) adopt, amend or repeal the Bylaws;
(e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, other than within the limits specifically prescribed by the Board of Directors.

         3.3 COMPENSATION COMMITTEE. The Board of Directors, in its sole discretion, shall designate a Compensation Committee which shall consist of one or more directors. In addition, the Board may at any time designate one or more alternate members of such committee who shall be Directors who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Committee. With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors. With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors. The Compensation Committee shall administer the Corporation's 1997 Stock Incentive Plan (the "Plan") and from time to time may grant, consistent with the Plan, stock options, stock appreciation rights and shares of restricted stock. Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time. The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

         3.4 AUDIT COMMITTEE. The Board of Directors, in its sole discretion, shall designate an Audit Committee which shall consist of one or more Directors. Vacancies in the Committee shall be filled by the Board of Directors with Directors, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedures and a majority of the members serving shall constitute a quorum. The Committee shall meet at least twice a year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.

         3.5 MEETINGS. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

         3.6 QUORUM AND MANNER OF ACTING. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

         3.7 TERM OF OFFICE. Members of the Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

         3.8 RESIGNATION AND REMOVAL. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

         3.9 VACANCIES. Any vacancy occurring in a Committee resulting from any cause whatsoever may be filled by a majority of the number of Directors --------- then serving.


                              ARTICLE IV: OFFICERS

         4.1 ELECTION OF OFFICERS; TERMS. The officers of the Corporation shall consist of a Chairman of the Board, a President and a Secretary. Other officers, including a Treasurer, one or more Vice-Presidents (whose seniority and title, including Executive Vice-Presidents Senior Vice-Presidents, and Executive Vice-Presidents / Division Presidents, who shall be referred to as Division Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any offices may be combined in the same person as the Board of Directors may determine.

         4.2 REMOVAL OF OFFICERS; VACANCIES. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

         4.3 DUTIES. The officers of the corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

         4.4 DUTIES OF THE CHAIRMAN. The Chairman of the Board shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of the policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director and, except as otherwise provided by these Bylaws or in the resolutions of establishing such committees, he shall be ex officio a member of all Committees of the Board. The chairman shall preside at all corporate meetings. The Chairman may, notwithstanding Section 4.5, sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chairman and such other duties as from time to time may be assigned to him by the Board of Directors.

         4.5 DUTIES OF THE PRESIDENT. The President shall be the chief operating officer of the Corporation. He shall have authority over the general, day-to-day, management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors and the Chairman. He shall be a Director. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman.

         4.6 DUTIES OF THE VICE-PRESIDENTS. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. No Vice-President may sign and execute in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments except where the signing and execution of such documents shall be expressly delegated by the Board of Directors to such Vice-President.

         4.7 DUTIES OF THE TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (a) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (b) for the preparation of appropriate operating budgets and financial statements; (c) for the preparation and filing of all tax returns required by law; and (d) for the performance of all duties incident to the officer of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         4.8 DUTIES OF SECRETARY. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he also shall act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall be responsible for (a) seeing that all notices required to be given by the Corporation are duly given and served; (b) having custody of the seal of the Corporation and shall affix the seal or cause to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; (c) having custody of all deeds, leases, contracts and other important corporate documents;
(d) having charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; (e) seeing that all reports, statements and other documents required by law (except tax returns) are properly filed; and (f) in general, performing all the duties incident to the office of Secretary and such other duties as from time to time be assigned to him by the Board of Directors or the President.


                            ARTICLE V: CAPITAL STOCK

         5.1 CERTIFICATES. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate for any reason ceases to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

         5.2 LOST, DESTROYED AND MUTILATED CERTIFICATES. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof or affidavit of such loss or destruction, and the Board of Directors, in its discretion, may require deposit of a bond in such form and amount and with such surety as the Board of Directors may deem appropriate.

         5.3 TRANSFER OF SHARES. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.






                      ARTICLE VI: MISCELLANEOUS PROVISIONS

         6.1 SEAL. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be a number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

         6.2 FISCAL YEAR. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the ----------- Board of Directors.

         6.3 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         6.4 AMENDMENT OF BYLAWS BY THE BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

         6.5 AMENDMENT OF THE BYLAWS BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of the holders of seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of the stockholders or at any special meeting of the stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such meeting.

         6.6 VOTING OF SHARES HELD. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise of any or all power of the Corporation as the holder of such shares or other securities of such other corporation.